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                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION
                                277 PARK AVENUE
                            NEW YORK, NEW YORK 10172
                            WCI STEEL HOLDINGS, INC.
                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                WCI STEEL, INC.
                                  PURSUANT TO
                 THE OFFER TO PURCHASE, DATED OCTOBER 28, 1996

  THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 25, 1996 (THE "EXPIRATION DATE"), UNLESS EXTENDED. TENDERS OF SHARES OF COMMON STOCK, NO PAR VALUE, $.01 STATED VALUE (THE "SHARES"), MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL.

To Brokers, Dealers, Commercial Banks, Trust
  Companies and other Nominees:

    We have been appointed by WCI Steel Holdings, Inc., a Delaware corporation ("Holdings"), to act as the Dealer Manager in connection with Purchaser's offer to purchase (the "Offer") for cash all of the outstanding shares of common stock, no par value, $.01 stated value (the "Shares"), of WCI Steel, Inc., an Ohio corporation, at a price per Share of $10.00 (the "Offer Price"), on the terms and subject to the conditions and as more fully set forth in, the Offer to Purchase, dated October 28, 1996 (the "Statement"), and in the related Letter of Transmittal.

    Enclosed herewith are copies of the following documents:

        1. The Statement;

        2. The Letter of Transmittal for your use and for the information of your clients, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

        3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary (as defined in the Statement) on or prior to the Expiration Date;

        4. A form of letter which may be sent to your clients for whose account you hold the Shares in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

        5. A return envelope addressed to the Depositary.

    PLEASE NOTE THAT THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 25, 1996 UNLESS EXTENDED (THE "EXPIRATION DATE"). WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

    Other than as disclosed in the Statement, Holdings will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of the Shares pursuant to the Offer. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.
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    Additional copies of the enclosed materials may be obtained from the Dealer
Manager, at its address and telephone number set forth on the back cover of the enclosed Statement.

                                          Very truly yours,
                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF HOLDINGS, THE DEPOSITARY OR THE DEALER MANAGER OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE STATEMENT OR THE LETTER OF TRANSMITTAL.

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